UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2010

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)              On May 20, 2010, Matthew J. Szulik notified Red Hat, Inc. (the “Company”) that he will not stand for re-election as a director of the Company in order to devote more time to his family and personal interests outside of the Company. Mr. Szulik will serve the remainder of his term as a director and Chairman of the Company’s Board of Directors (the “Board”), and his resignation is effective August 12, 2010, the scheduled date of the Company’s 2010 annual meeting of stockholders. Mr. Szulik has informed the Company that his resignation is not the result of a disagreement with the Company on any matter.

A copy of the letter of resignation sent by Mr. Szulik to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(d)    Exhibits

99.1    Letter of Resignation from Matthew J. Szulik dated May 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	RED HAT, INC.

	By:	/s/Michael R. Cunningham
Name: Michael R. Cunningham Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Resignation from Matthew J. Szulik dated May 20, 2010